FIRST AMENDMENT

to

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT made effective as of the 30th day of June, 2010 amends that certain sub-administration and accounting services agreement, dated as of January 1, 2010, among the Funds listed on Exhibit A and the Portfolios listed on Exhibit B, VP Distributors, Inc. and PNC Global Investment Servicing (U.S.) Inc. (the “Sub-Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, Pursuant to Section 17, Amendments, of the Sub-Administration Agreement, the Funds and the Portfolios wish to amend Exhibit B of the Sub-Administration Agreement to: (a) delete Virtus Small-Cap Growth Fund, Virtus Disciplined Small-Cap Opportunity Fund and Virtus Disciplined Small-Cap Value Fund, each of which has merged with and into another Fund; and (b) add a new Fund, Virtus Premium AlphaSectorSM Fund.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Sub-Administration Agreement hereby agree that the Sub-Administration Agreement is amended as follows:

1. Exhibit B to the Sub-Administration Agreement is hereby replaced with Exhibit B attached hereto and made a part hereof.

2. Except as herein provided, the Sub-Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Sub-Administration Agreement.

3. This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS INSTITUTIONAL TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Chief Financial Officer and Treasurer

VP DISTRIBUTORS, INC.

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Vice President and Treasurer

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Senior Vice President

EXHIBIT B

THIS EXHIBIT B, dated as of June 30, 2010, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010 by and among PNC Global Investment Servicing (U.S.) Inc., VP Distributors, Inc. and the investment companies known as the Virtus Mutual Funds.

PORTFOLIOS

Virtus Balanced Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Institutional Bond Fund

Virtus Balanced Allocation Fund

Virtus Core Equity Fund

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Intermediate Government Bond Fund

Virtus Intermediate Tax-Exempt Bond Fund

Virtus Short/Intermediate Bond Fund

Virtus Tax-Exempt Bond Fund

Virtus Value Equity Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Foreign Opportunities Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia ex Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus High Yield Fund

Virtus International Real Estate Securities Fund

Virtus Market Neutral Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund

Virtus AlphaSectorSM Rotation Fund

Virtus AlphaSectorSM Allocation Fund

Virtus Premium AlphaSectorSM Fund